Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Quinsey and Stephanie Welty, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. QUINSEY Ralph G. Quinsey	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2006

/s/ STEPHANIE J. WELTY Stephanie J. Welty	Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 16, 2006

/s/ STEVEN J. SHARP Steven J. Sharp	Chairman of the Board	March 16, 2006

/s/ PAUL A. GARY Paul A. Gary	Director	March 16, 2006

/s/ CHARLES SCOTT GIBSON Charles Scott Gibson	Director	March 16, 2006

/s/ NICOLAS KAUSER Nicolas Kauser	Director	March 16, 2006

/s/ WALDEN C. RHINES Walden C. Rhines	Director	March 16, 2006

/s/ EDWARD F. TUCK Edward F. Tuck	Director	March 16, 2006

/s/ WILLIS C. YOUNG Willis C. Young	Director	March 16, 2006